Exhibit 99.1

FOR IMMEDIATE RELEASE/February 16, 2010

Anthony S. Marucci	Avery W. Catlin	For Media:
President and CEO	Chief Financial Officer	Matthew Driscoll

Celldex Therapeutics, Inc.	Celldex Therapeutics, Inc.	BMC Communications Group
(781) 433-0771	(781) 433-0771	(973) 271-6085
	IR@celldextherapeutics.com	mdriscoll@bmccommunications.com

Celldex Receives $3 Million Sublicense Income Payment from TopoTarget

NEEDHAM, MA (February 16, 2010):  Celldex Therapeutics, Inc. (NASDAQ: CLDX) today announced that it has received a sublicense income payment of $3 million from TopoTarget A/S (NASDAQ-OMX: TOPO.CO) as a result of the recent co-development and commercialization agreement between TopoTarget and Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) for Belinostat, a novel histone deacetylase (HDAC) inhibitor for the treatment of cancer. In this transaction, TopoTarget granted Spectrum a license for the co-development and commercialization of Belinostat in North America and India, with an option for the Chinese rights, in exchange for an upfront cash payment of $30 million.

Based on an April 2008 agreement in which a Celldex-acquired company, CuraGen Corporation, sold the Belinostat rights to TopoTarget, Celldex is entitled to, among other provisions, 10% of any sublicense income received by TopoTarget for Belinostat up to $6 million in the aggregate. Celldex acquired CuraGen in October 2009. Under the April 2008 agreement, TopoTarget assumed all financial and operational responsibility for the clinical development of Belinostat.

About Celldex Therapeutics, Inc.

Celldex Therapeutics is the first antibody-based combination immunotherapy company. Celldex has a pipeline of drug candidates in development for the treatment of cancer and other difficult-to-treat diseases based on its antibody focused Precision Targeted Immunotherapy Platform. The PTI Platform is a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators used in optimal combinations to create novel disease-specific drug candidates. For more information, please visit http://www.celldextherapeutics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company’s strategic focus and the future development and commercialization of our programs. Forward-

119 FOURTH AVENUE NEEDHAM, MA 02494-2725 USA 781-433-0771 FAX 781-433-0262
www.celldextherapeutics.com

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looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the uncertainties of any future payments with respect to Belinostat, as the development and commercialization of Belinostat is completely outside of the Celldex’s control; the successful integration of the businesses, multiple technologies and programs of CuraGen and Celldex; our ability to adapt APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; our ability to successfully complete product research and further development of our programs; the uncertainties inherent in clinical testing; our ability to manage research and development efforts for multiple products at varying stages of development; Pfizer’s and our strategy and business plans concerning the continued development and commercialization of CDX-110; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; the inability to obtain additional capital; the inability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2008, and its Forms 10-Q and 8-K.

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